Exhibit 10a(21)

Sheila J. Rostiac	Human Resources
Senior Vice President - Human Resources	80 Park Plaza T4, Newark, NJ 07102
Chief Human Resources Officer & Chief Diversity Officer	tel: 973-430-6047
email: sheila.rostiac@pseg.com

January 3, 2022

Mr. David M. Daly
[address redacted]

Re: Waiver & Release Agreement

Dear Mr. Daly:

This document contains all of the terms and conditions of the Waiver and Release (“Agreement”) that have been agreed upon between you and Public Service Electric and Gas Company (the “Company” or “PSE&G”) (you and PSE&G collectively, “the parties”).

1.Your last day of employment with PSE&G was January 3, 2022.
2.In exchange and consideration for the benefits set forth in Article IV of the Key Executive Severance Plan of Public Service Enterprise Group Incorporated (the “Plan”), you knowingly and voluntarily, for yourself and for your heirs, executors, administrators, trustees, legal representatives, and assigns, hereby release Public Service Enterprise Group Incorporated, its current or former parents, subsidiaries, related entities, and affiliates, including, but not limited to PSE&G, and each of its or their current or former board members, employees, attorneys, agents, and representatives in their individual and corporate capacities, as well as each of their successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all claims, demands, causes of action, fees, and liabilities of any kind whatsoever, whether known or unknown, which you ever had, now have, or may have against any of them by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter, arising up to and including the date you sign this Agreement, including but not limited to:

(i)any and all claims arising out of or in any way related to your employment with and/or your separation from the Company;
(ii)any and all claims, demands or causes of action for wages, salary, attorneys’ fees, bonuses or benefits of any kind or nature except for benefits vested and accrued to which you might be entitled on the basis of your enrollment during your employment with the Company;
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(iii)    all statutory claims, including, but not limited to, all claims on the basis of age, race, color, creed, religion, national origin, sex, harassment, disability, handicap, affectional or sexual orientation, gender identity or expression, marital, domestic or civil union partnership status, military or veteran status, genetic information, retaliation, whistleblower protection, or any other category or claim arising under, or based on the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the National Labor Relations Act, the Sarbanes-Oxley Act of 2002, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Genetic Information Non-Discrimination Act, the Worker Adjustment and Retraining Notification Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Earned Sick Leave Act, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, New Jersey wage and hour laws, all of the above statutes as amended, as well as all claims arising under any other federal, state, or local statute, regulation, Executive Order, or ordinance;
(iv)    all common law claims, including but not limited to breach of contract (express or implied), breach of an implied covenant of good faith and fair dealing, retaliation, wrongful discharge, violation of public policy, detrimental reliance, defamation, intentional and negligent infliction of emotional distress, invasion of privacy, fraud, negligent or intentional misrepresentation, tortious interference with contract or prospective economic advantage, and negligence;
(v)    all claims arising under the United States and New Jersey Constitutions;
(vi)    all claims for any damages or compensation, including but not limited to back wages, front pay, bonuses, awards, health and welfare benefits, fringe benefits, vacation pay, severance benefits, incentive compensation, long-term incentives, compensatory, emotional distress, pain and suffering, and/or punitive damages, or any other form of economic loss; and
(vii)    all claims for attorneys’ fees, costs, and disbursements (all claims listed in Paragraph 2 collectively, “Claims”).
3.    The Company makes no representations or warranties with respect to the tax consequences or liability arising from your receipt of the benefits provided for in
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Article IV of the Plan. You acknowledge and agree that you are responsible for paying any local, state and/or federal taxes, FICA, social security (except for the employer’s share), and/or all other tax consequences that may result from your receipt of these benefits, including any penalties or assessments thereon. You agree that the Company shall not be required to pay any further sums to you for any reason even if the tax and/or social security consequences to you are ultimately assessed in a fashion that you do not presently anticipate. In the event that there is a subsequent determination or decision by any court, taxing authority or governmental agency that there should have been additional state and/or federal wage withholdings by the Company for monies or benefits provided to or on behalf of you pursuant to this Agreement or the Plan, you expressly acknowledge and agree that you and/or your heirs, executors, administrators and assigns, and not PSE&G, will be responsible for the payment of any such liabilities, payments or costs, including taxes, interest and penalties. You agree to indemnify and hold harmless PSE&G or any other Releasee to the full extent of any such liabilities, payments or costs, including taxes, interest and penalties, which may be assessed against it or them in connection with any payment or benefit you receive pursuant to this Agreement or the Plan.
4.    You represent, warrant, and acknowledge that the Releasees owe you no wages, bonuses, sick pay, severance pay, retention pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement and in Article IV of the Plan. You also represent, warrant, and acknowledge that you have reported all suspected wrongdoing, misconduct or other violations of company policy by any current or former employee of a Releasee, if any, to the Company prior to signing this Agreement. No other wrongdoing, misconduct, or violations of company policy are known or suspected by you.
5.    You represent that as of the date you execute this Agreement, you have not filed, directly or indirectly, Claims against the Releasees in any forum, including court, administrative agency, company dispute resolution procedure, or in arbitration, concerning any Claim(s) released herein. You agree that in the event that you have filed, directly or indirectly, any Claim(s) against the Releasees in any forum, you agree to notify PSEG Services Corporation, c/o Sheila J. Rostiac, Sr. Vice President and Chief Human Resources Officer and Chief Diversity Officer, 80 Park Plaza, T-4, Newark, New Jersey 07102, and to withdraw with prejudice any such Claim(s) before signing this Agreement. You acknowledge and agree that you are not eligible to receive any benefits under the Plan prior to such withdrawal. Notwithstanding anything herein, you expressly reserve and do not release claims: (i) that arise after the date you sign this Agreement; (ii) for workers’ compensation benefits; (iii) for unemployment compensation benefits; or (iv) to enforce this Agreement.
6.    You agree that you are barred from asserting any of the Claims described in Paragraph 2 above against the Releasees. If you do commence, join in, continue or in any other
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manner attempt to assert any Claims in violation of this Agreement, or otherwise breach any promise made in this Agreement, in addition to any other remedy provided for by law and/or this Agreement, you agree to indemnify and hold the Releasees harmless from and against all losses incurred by them, and you agree to reimburse the Releasees for their costs and attorneys’ fees incurred in defending any such Claims. Finally, should a class action, collective action, or any other lawsuit be filed against the Releasees that covers you, you agree to withdraw from, or decline to opt-in, any such action.
7.     To the extent permitted by applicable law or this Agreement, you agree that you will not at any time hereafter provide support or assistance, directly or indirectly, to others in connection with any action, suit or proceeding brought by any current or former employee or contractor of any Releasee. You further agree that you will not provide support or assistance to any current or former employee or contractor who is considering bringing any action, suit or proceeding against any Releasee, and you will not encourage, assist or provide support to any current or former employee or contractor in doing so.

8.    The parties agree that should you or the Company hereafter discover facts or law different from, or in addition to those now known or believed to be true by either party with respect to the subject matter of this Agreement and the Claims released herein, this Agreement shall remain in effect in all respects notwithstanding such different or additional facts or changes in applicable law.

9.    Nothing in this Agreement shall be construed to prevent you from filing a charge or complaint with, or participating in an investigation conducted by, any governmental agency or any body with regulatory oversight of the Company, including, without limitation, the United States Equal Employment Opportunity Commission (“EEOC”), or applicable state fair employment practices agency, to the extent required or permitted by law. Moreover, nothing in this Agreement shall be construed to prevent you from disclosing a perceived violation of law to any federal, state, or local governmental agency or entity including, but not limited to, the Securities and Exchange Commission (“SEC”) and the Commodity Futures Trading Commission, or making other disclosures that are protected under the whistleblower provisions of any law. This Agreement does not prevent you – nor should you be held civilly or criminally liable under any law – if you disclose a trade secret: (a) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. However, to the maximum extent permitted by law, you waive your right to receive any individual monetary relief from the Releasees resulting from all such charges or complaints described in this Paragraph, regardless of whether you or another person or entity has filed them, and in the event you obtain such monetary relief the Releasees will be entitled to an offset for the payments made
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pursuant to this Agreement and the Plan. This Agreement, however, does not limit your right to receive an award from any self-regulatory authority or a government agency or entity that provides awards for providing information relating to a potential violation of law such as the SEC.

10.    You will not disclose, except as may be required pursuant to applicable law or permitted by this Agreement, any confidential information, proprietary information or trade secrets entrusted to or obtained by you as a consequence of your employment with the Company or any other Releasee. The foregoing is in addition to and does not in any way impact any confidentiality agreements you signed at the commencement of or during your employment, which survive the separation of your employment.

11.    You acknowledge that you have returned to the Company any and all Company property, including but not limited to, documents, materials, equipment (e.g., laptop), intellectual property, identification badges, cellphones, purchase cards, or any other information that is owned by the Company or otherwise belongs to the Company. This acknowledgment applies to information in any form, including, but not limited to, originals, photocopies, hard copies, electronic versions, memory sticks and other storage media. You also acknowledge that the Company has returned any and all of your personal belongings to you.

12.    You agree not to make, authorize, or direct others to make disparaging remarks, written or verbal, intended to adversely affect or having a foreseeable result of adversely affecting the businesses or the good name or reputation of the Company, as well as any of the other Releasees. You shall also not encourage or incite other current or former employees or contractors of the Company to disparage the Company or any of the other Releasees. Nothing in this Agreement prevents you from providing truthful information to any government agency or entity with regulatory authority over the Company in connection with any inquiry or investigation involving any Releasee.

13.    You agree that, if called upon at any time by the Company, its counsel or other representatives, you will fully cooperate and provide truthful and relevant information (including, if necessary, truthful sworn testimony) with respect to any Company investigations, any threatened or pending claims, actions, investigations, inquiries, or litigations in which the Company is a party or otherwise involved, or any other matters for which the Company seeks cooperation from you. Such cooperation includes, but is not necessarily limited to, being available to communicate and/or meet with, or provide any documentation or other data requested by the Company, its counsel or other representative with respect to Company matters. You understand and agree that the cooperation referenced in this Paragraph is to be provided within a reasonable time after any request for same by the Company, its counsel or other representatives.
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14.    You agree that any breach of the provisions of Paragraphs 10 and 13 by you shall be deemed a material breach of this Agreement. Due to the difficulties in calculating the damages that might be sustained (directly or indirectly) as a result of such breach, you, in addition to any other remedies allowed by law or this Agreement: (a) consent to the entry of injunctive relief against you if a court determines that such a breach has occurred; (b) agree that the Company may obtain injunctive relief without the posting of a bond; (c) agree that if a court determines that such breach occurred, the Company shall be entitled to liquidated damages from you, as such and not as a penalty, in the amount of Seventy Five Thousand Dollars ($75,000.00) per breach; and (d) agree that in the event the Company pursues legal remedies against you and it is determined by a court that a breach has occurred, you agree to pay and reimburse the Company for its reasonable attorneys’ fees, costs, and disbursements incurred in any such action.

15.    In exchange for the consideration being provided to you under this Agreement and the Plan, you agree that, for a 12 month period starting on your last day of employment (“12 month period”), you will not seek or apply for any position with any Releasee, and expressly waive any right to do so. You also agree that if, during the 12 month period, any employment or placement agency offers you any assignment at any Releasee, you will decline such assignment. In the event that you become employed by any entity that performs services under contract for employers, you agree not to accept any assignment that causes you to provide services directly to any Releasee during the 12 month period. You further promise not to bring any suit or claim against any Releasee should you seek and be denied employment pursuant to this Paragraph, and further agree that this Agreement shall act as a complete bar to any claim based upon denial of employment during the 12 month period.

16.    This Agreement shall not in any way be construed as an admission by the Company or any other Releasee of any wrongdoing of any type or kind whatsoever or of any liability to you or any other person or entity, and the Company and all other Releasees specifically disclaim and deny any wrongdoing against, or liability to, you and any other person or entity under any law, statute or otherwise. This Agreement is not evidence and cannot be used as evidence that the Company or any other Releasee violated or failed to comply with any law, statute or other legal requirement. Further, this Agreement is not evidence, and cannot be used as evidence that the Company or any other Releasee has deprived you or any other person or entity of any rights, duties, or obligations under law, statute or otherwise.

17.    You warrant that you have not assigned or transferred to any other person or entity, whether voluntarily, involuntarily, or by operation of law, all or any portion of any Claim or potential Claim.

18.    This Agreement shall be interpreted in all respects under the laws of the State of New Jersey. The parties agree that any dispute arising out of or relating to this Agreement
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that they themselves cannot resolve, and for which either party seeks a neutral resolution, must be filed in the Superior Court of New Jersey, Essex County, or the United States District Court for the District of New Jersey. To the extent the dispute relates to the Plan or any provision of the Plan, the terms of the Plan shall govern, including any mechanism to resolve disputes under the Plan.

19.    Notwithstanding anything in this Agreement to the contrary, all Plan payments are subject to Section 409A of the Internal Revenue Code.

20.    If any provision of this Agreement is held to be illegal, void, or unenforceable, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement; provided, however, that if Paragraph 2 shall be determined to be void or invalid in whole or in part, then the Company will be allowed to recoup the payment(s) and the monetary equivalent of the benefits provided under the Plan.

21.    Any ambiguities in this Agreement shall not be construed against the Company solely based on any argument that it was the drafter.

22.    You understand that you have been given a period of twenty-one (21) calendar days to review and consider this Agreement before signing it. You also understand that you are free to use as much of the twenty-one (21) calendar day period as you wish or consider necessary before deciding to sign this Agreement. To be effective, the Company must physically receive a signed Agreement from you by no later than the 22nd day after this Agreement is provided to you. You may revoke your signature of the Agreement within seven (7) calendar days of signing it by delivering written notice of revocation to PSEG Services Corporation, c/o Sheila J. Rostiac, Sr. Vice President and Chief Human Resources Officer and Chief Diversity Officer, 80 Park Plaza, T-4, Newark, New Jersey 07102. If you have not revoked your signature of this Agreement by written notice delivered within the seven (7) calendar day period, it becomes effective immediately thereafter.

23. You represent and agree that:

(a)    you have carefully read this Agreement;

(b)    you fully understand all of its terms;

(c)    you are freely and voluntarily entering into this Agreement and knowingly releasing the Company and the other Releasees, pursuant to the terms in Paragraph 2 above; and
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(d)    before signing this Agreement, you had the opportunity to consult with an attorney of your choice (at your own expense), and the Company advised you to do so.

24. This Agreement may be executed in one or more counterparts, including multiple signature pages, and each shall be deemed to be one instrument. True and correct copies of the Agreement may be used in lieu of the original.

25. The Agreement shall be effective once you have signed the Agreement and the revocation period referenced above has passed.

END OF AGREEMENT

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year last stated below.

AGREED:	AGREED:
David M. Daly	PUBLIC SERVICE ELECTRIC AND GAS COMPANY
/s/ David M. Daly	By:	/s/ Sheila J Rostiac
David M. Daly		Sheila J. Rostiac
Senior Vice President, Human
Resources and Chief Human Resources
Officer and Chief Diversity Officer

Dated: January 5th, 2022	Dated: January 7, 2022

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